99.(h)(2)

                          ADMINISTRATION AGREEMENT
                                 AMENDMENT
                          ------------------------
                                 SCHEDULE A
                                 ----------

                             LIST OF PORTFOLIOS

                          Third Avenue Value Fund
                     Third Avenue Small-Cap Value Fund
                    Third Avenue Real Estate Value Fund
                   Third Avenue International Value Fund